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                                                                    Exhibit 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 2,242,052 shares of common stock pertaining to the 1993 Long-Term Incentive Plan of Transkaryotic Therapies, Inc. of our report dated February 23, 1996, with respect to the financial statements of Transkaryotic Therapies, Inc. included in it Registration Statement (Form S-1 No. 333-10845), as amended, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

                                             ERNST & YOUNG LLP


Boston, Massachusetts
January 15, 1997

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